As filed with U.S. Securities and Exchange Commission on February 22, 2021.

Registration No. 333-252308

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ISLEWORTH HEALTHCARE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	86-1216057
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

970 Lake Carillon Drive, Feather Sound, Suite 300

St. Petersburg, Florida 33716

Telephone: (727) 245-0146

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Whitehead, Chief Executive Officer

970 Lake Carillon Drive, Feather Sound, Suite 300

St. Petersburg, Florida 33716

Telephone: (727) 245-0146

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ralph V. De Martino, Esq. Cavas Pavri, Esq. Schiff Hardin LLP 901 K Street NW Suite 700 Washington, DC 20001 Telephone: (202) 778-6400 Facsimile: (202) 778-6460	Mitchell S. Nussbaum Giovanni Caruso Loeb & Loeb LLP 345 Park Ave New York, New York 10154 Telephone: (212) 407-4000 Facsimile: (212) 207-4880

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of common stock, $0.0001 par value, and one-half of one redeemable warrant(2)	17,250,000	$10.00	$172,500,000	$18,819.75
Shares of common stock included as part of the units(3)	17,250,000	—	—	— (4)
Redeemable warrants included as part of the units(3)	8,625,000	—	—	— (4)
Representative’s shares of common stock(3)	287,500	$10.00	$2,875,000	$313.66
Representative’s warrants	517,500	$12.00	$6,210,000	$677.51
Total			$181,585,000.00	$19,810.92(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 2,250,000 units, consisting of 2,250,000 shares of common stock and 1,125,000 redeemable warrants, which may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Isleworth Healthcare Acquisition Corp. is filing this Amendment No.2 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-252308) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. The following list of exhibits is being filed herewith:

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

1.2	Form of Business Combination Marketing Agreement between the Registrant and I-Bankers Securities, Inc.*

3.1	Certificate of Incorporation. *

3.2	Form of Amended and Restated Certificate of Incorporation.**

3.3	Bylaws.*

4.1	Specimen Unit Certificate.*

4.2	Specimen Common Stock Certificate.*

4.3	Specimen Warrant Certificate.*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

5.1	Opinion of Schiff Hardin LLP.*

10.1	Promissory Note issued by the Registrant to Sponsor.*

10.2	Form of Letter Agreement among the Registrant, Sponsor and each officer and director of the Registrant.*

10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

10.4	Form of Registration Rights Agreement among the Registrant and certain security holders.*

10.5	Form of Private Placement Warrants Purchase Agreement between the Registrant and the parties thereto.*

10.6	Form of Subscription Agreement between the Registrant and Sponsor.*

10.7	Form of Indemnity Agreement.*

10.8	Form of Administrative Services Agreement.*

14	Form of Code of Ethics.*

23.1	Consent of Marcum LLP.**

23.2	Consent of Schiff Hardin LLP (to be included on Exhibit 5.1).*

99.1	Form of Audit Committee Charter.*

99.2	Form of Compensation Committee Charter.*

99.3	Form of Nominating and Corporate Governance Committee Charter.*

99.4	Consent of Vipul Patel *

99.5	Consent of Marc Kozin *

99.6	Consent of W. Robert Dahl *

99.7	Consent of Michelle McKenna *

*	Previously filed
**	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida on the 22nd day of February, 2021.

ISLEWORTH HEALTHCARE ACQUISITION CORP.

By:	/s/ Robert Whitehead
Name:	Robert Whitehead
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Allen Weiss Allen Weiss	Chairman	February 22, 2021

/s/ Robert Whitehead Robert Whitehead	Director and Chief Executive Officer (Principal Executive Officer)	February 22, 2021

/s/ Dan Halvorson Dan Halvorson	Chief Financial Officer (Principal Financial and Accounting Officer)	February 22, 2021